CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 18, 2010, relating to the financial statements and financial highlights which appears in the June 30, 2010 Annual Report to Shareholders of Managers Cadence Capital Appreciation Fund (formerly Allianz CCM Capital Appreciation Fund), Managers Cadence Emerging Companies Fund (formerly Allianz CCM Emerging Companies Fund), Managers Cadence Focused Growth Fund (formerly Allianz CCM Focused Growth Fund) and Managers Cadence Mid-Cap Fund (formerly Allianz CCM Mid-Cap Fund) (four of the series constituting The Managers Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania

September 9, 2010